                                             Registration No.  333-
        ----------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                               ------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           The Securities Act Of 1933
                                -----------------
                                 CRIIMI MAE Inc.
             (Exact name of Registrant as specified in its charter)

                                       Maryland
         (State or other jurisdiction of incorporation or organization)

                                    52-162202
                      (I.R.S. Employer Identification No.)

               11200 Rockville Pike
               Rockville, Maryland                  20852
               (Address of principal
               executive offices)                 (Zip Code)


                  1996 Non-Employee Director Stock Option Plan
                            (Full title of the plan)


                               William B. Dockser
                              Chairman of the Board
                                 CRIIMI MAE Inc.
                              11200 Rockville Pike
                           Rockville, Maryland  20852
                     (Name and address of agent for service)

                                 (301) 816-2300
          (Telephone number, including area code, of agent for service)

                   The Commission is requested to send copies
                            of all communications to:
                           Morris F. DeFeo, Jr., Esq.
                           Swidler & Berlin, Chartered
                               3000 K Street, N.W.
                           Washington, DC  20007-5116

                                                   CALCULATION OF REGISTRATION FEE

                                                         Proposed Maximum         Proposed Maximum
   Title of Securities             Amount to be          Offering Price Per       Aggregate Offering        Amount of
    to be Registered               Registered                 Share (1)                Price (1)         Registration Fee
- ----------------------------       -------------         -------------------      ------------------     ----------------
Common Stock, $.01 par value       500,00 Shares              $10.8125                $5,406,250              $1,865

(1) Pursuant to Rule 457(h), based on the average of the high and low prices of the Common Stock on June 7, 1996, as reported on the
New York Stock Exchange Composite Tape.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS



Item 1.   Plan Information*

Item 2.   Registrant Information and Employee Plan Annual Information*


* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Certain Documents by Reference

     The following documents filed by registrant with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

     1. Registrant s Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

     2. Registrant s Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.

     3. Description of registrant s Common Stock contained in registrant s Prospectus dated July 13, 1994.

     In addition, all documents subsequently filed by registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities

     Not applicable.

Item 5.   Interests of Named Experts and Counsel

     Not applicable.

Item 6.   Indemnification of Directors and Officers

     Under Maryland law, a corporation formed under Maryland law is permitted to limit, by provisions in its articles of incorporation, the liability of its directors and officers to the corporation or its stockholders for money damages except for (i) actual receipt of an improper benefit or profit in money, property or services, or (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Registrant s Articles of Incorporation include such a provision, which limits such liability to the fullest extent permitted by Maryland law.

     Under Maryland law, a corporation formed under Maryland law is permitted to provide, by provisions in its articles of incorporation and bylaws, for the indemnification of directors, officers, and other corporate agents, against any liability and related expenses incurred in connection with certain proceedings arising out of the corporation s business. Registrant s Articles of Incorporation and Bylaws contain such provisions. Registrant s Articles of Incorporation provide that registrant shall so indemnify its directors and officers and may so indemnify any other persons who may be indemnified, to the fullest extent permitted by law. Registrant s Bylaws provide that registrant shall so indemnify its directors, officers and adviser, and may so indemnify all other persons who may be indemnified, to the fullest extent permitted by law.

     Registrant has purchased and maintains liability insurance against liabilities that may be asserted against such persons in connection with services rendered to the registrant, whether or not indemnification against such liabilities would be permitted under the provisions of registrant s Articles of Incorporation or Bylaws.

Item 7.   Exemption from Registration Claimed

     Not applicable.

Item 8.   Exhibits

     See Exhibit Index on page 8.

Item 9.   Undertakings

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          provided, however, that the undertakings set forth in paragraphs
          (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rockville, Maryland on the 12 day of June 1996.


                              CRIIMI MAE INC.



                              By:  /s/ William B. Dockser
                                   ----------------------------
                                    William B. Dockser
                                    Chairman of the Board

                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints William
B. Dockser and H. William Willoughby, and each of them severally, his or her true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all Amendments (including post-effective Amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                       Title                              Date
- ---------                       -----                              ----

/s/William B. Dockser
- ---------------------      Chairman of the Board and Chief       June 12, 1996
William B. Dockser         Executive Officer

/s/H. William Willoughby
- -------------------------  Director, President and Secretary     June 12, 1996
H. William Willoughby

/s/Cynthia O. Azzara
- -------------------------  Principal Financial and Accounting    June 12, 1996
Cynthia O. Azzara          Officer

/s/Garrett G. Carlson, Sr.
- -------------------------  Director                              June __, 1996
Garrett G. Carlson, Sr.

/s/Larry H. Dale
- -------------------------  Director                              June 11, 1996
Larry H. Dale

/s/G. Richard Dunnells
- -------------------------  Director                              June __, 1996
G. Richard Dunnells

/s/Robert F. Tardio
- -------------------------  Director                              June 11, 1996
Robert F. Tardio

                                  EXHIBIT INDEX



Exhibit                                                    Page

   4      1996 Non-Employee Director Stock Option Plan      10

   5      Opinion of Swidler & Berlin, Chartered            17

   23.1   Consent of Swidler & Berlin, Chartered
            (included in opinion in reference to
            Exhibit 5)                                      17

   23.2   Consent of Arthur Andersen LLP                    18

   24     Power of Attorney (included on signature page.)

                                                            Exhibit 4

                                 CRIIMI MAE INC.
                      1996 NON-EMPLOYEE DIRECTOR STOCK PLAN

                         ARTICLE I - Purpose of the Plan

     The purpose of the CRIIMI MAE Inc. 1996 Non-employee Director Stock Plan is to promote the long-term growth of CRIIMI MAE Inc. (hereinafter sometimes referred to as the Corporation ) by increasing the proprietary interest of Non-Employee Directors in the Corporation and to attract and retain highly qualified and capable Non-Employee Directors.

     None of the options granted pursuant to this Plan meet the requirements of
Section 422 of the Internal Revenue Code of 1986, as amended, or any successor law, concerning incentive stock options.

                            ARTICLE II - Definitions

     Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

     2.1  Annual Grant Date  means the first business day of January.

     2.2 Annual Retainer means the annual cash retainer fee payable by the Corporation to a Non-Employee Director for services as a director of the Corporation, as such amount may be changed from time to time.

     2.3 Award means an award granted to a Non-Employee Director under the Plan in the form of Options or Shares, or any combination thereof.

     2.4  Board  means the Board of Directors of the Corporation.

     2.5  Corporation  means CRIIMI MAE Inc.

     2.6 Delayed Grant Date shall have the meaning set forth in Section 9.1 hereof.

     2.7 Effective Date shall have the meaning set forth in Article XII hereof.

     2.8 Fair Market Value means, with respect to any date, the closing sales price per Share on the New York Stock Exchange Composite Transactions Tape on such date, provided that if there shall be no sale of Shares reported on such date, the Fair Market Value of a Share on such date shall be deemed to be equal to the closing sales price per Share on such Composite Tape for the last preceding date on which sales of Shares were reported.

     2.9 Option means an option to purchase Shares awarded under Article VIII or IX hereof.

     2.10 Option Grant Date means the date upon which an Option is granted to a Non-Employee Director, which date may fall either on the Annual Grant Date or the Delayed Grant Date, or, with respect to non-elective Options granted in 1996, the Effective Date.

     2.11 Optionee means a Non-Employee Director of the Corporation to whom an Option has been granted or, in the event of such Non-Employee Director s death prior to the expiration of an Option, such Non-Employee Director s executor, administrator, beneficiary or similar person, or, in the event of a transfer permitted by Article VII hereof, such permitted transferee.

     2.12 Non-Employee Director means a director of the Corporation who is not an employee of the Corporation or any subsidiary of the Corporation.

     2.13 Plan means the CRIIMI MAE Inc. 1996 Non-Employee Director Stock Plan, as amended and restated from time to time.

     2.14 Stock Award Date means the date on which Shares are awarded to a Non-Employee Director, which date may fall either on the Annual Grant Date or the Delayed Grant Date, or, with respect to non-elective Shares granted in 1996, the Effective Date.

     2.15 Shares means shares of the Common Stock, par value $.01 per share, of the Corporation.

     2.16 Stock Option Agreement means a written agreement between a Non-Employee Director and the Corporation evidencing an Option.


                    ARTICLE III - Administration of the Plan

     3.1 Administrator of the Plan. The Plan shall be administered by the Board.

     3.2 Authority of Board.  The Board shall have full power and authority to:
(i) interpret and construe the Plan and adopt such rules and regulations as it shall deem necessary and advisable to implement and administer the Plan and (ii) designate persons other than members of the Board to carry out its responsibilities, subject to such limitations, restrictions and conditions as it may prescribe, such determinations to be made in accordance with the Board s best business judgment as to the best interests of the Corporation and its stockholders and in accordance with the purposes of the Plan. The Board may delegate administrative duties under the Plan to one or more agents as it shall deem necessary or advisable.

     3.3 Determinations of Board. A majority of the Board shall constitute a quorum at any meeting of the Board, and all determinations of the Board shall be made by a majority of its members. Any determination of the Board under the Plan may be made without notice or a meeting of the Board by a written consent signed by all members of the Board.

     3.4 Effect of Board Determinations. No member of the Board or the Board shall be personally liable for any action or determination made in good faith with respect to the Plan or any Award or to any settlement of any dispute between a Non-Employee Director and the Corporation. Any decision or action taken by the Board with respect to an Award or the administration or interpretation of the Plan shall be conclusive and binding upon all persons.

                       ARTICLE IV - Awards under the Plan

     Awards in the form of Options and Shares shall be granted to Non-Employee Directors in accordance with Article VIII. Awards in the form of Options or Shares, or a combination thereof, may be granted to Non-Employee Directors in accordance with Article IX. Each Option granted under the Plan shall be evidenced by a Stock Option Agreement.

                             ARTICLE V - Eligibility

     Non-Employee Directors of the Corporation shall be eligible to participate in the Plan in accordance with Articles VIII and IX.

                     ARTICLE VI - Shares Subject to the Plan

     Subject to adjustment as provided in Article XI, the aggregate number of Shares which may be issued upon the award of Shares and the exercise of Options shall not exceed 500,000 Shares. To the extent that Shares subject to an outstanding Option are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such Option or by reason of the delivery of Shares (either actually or by attestation) to pay all or a portion of the exercise price of such Option, then such Shares shall again be available under the Plan.
             ARTICLE VII - Non-Transferability of Options and Shares

     7.1 Non-Transferability of Options. All Options granted under the Plan shall not be transferable by a Non-Employee Director during his or her lifetime and may not be assigned, exchanged, pledged, transferred or otherwise encumbered or disposed of except by court order, will or by the laws of descent and distribution. Notwithstanding the foregoing, in the event Options may be transferable without failing to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the Exchange Act ), then each Option shall be transferable to the extent set forth in the related Stock Option Agreement, as determined by the Board (provided that all Options granted under Article VIII with the same Option Grant Date shall have identical provisions relating to the transferability of such Options). In the event that any Option is thereafter transferred as permitted by the preceding sentence, the permitted transferee thereof shall be deemed the Optionee hereunder. Options shall be exercisable during the Optionee s lifetime only by the Optionee or by the Optionee s guardian, legal representative or similar person.

     7.2 Securities Law Restrictions. No Options or Shares granted under the Plan, including Shares issued upon the exercise of Options granted under the Plan, may be assigned, exchanged, pledged, transferred or otherwise encumbered or disposed of by a Non-Employee Director, except to the extent permitted by all applicable federal and state securities laws, including, without limitation, Rule 16b-3 under the Exchange Act.

                 ARTICLE VIII - Non-Elective Options and Shares

     Each Non-Employee Director shall be granted a combination of Options and Shares, subject to the following terms and conditions:

     8.1 Time of Grant and Amount of Options. On the Effective Date and, thereafter, on the Annual Grant Date in each year (or, if later, on the date on which a person is first elected or begins to serve as a Non-Employee Director), each person who is a Non-Employee Director shall be granted (i) 500 Shares and
(ii) Options to purchase 500 Shares (which numbers shall be pro-rated if such Non-Employee Director was first elected or began to serve as a Non-Employee Director after the Annual Grant Date in such year).

     8.2 Purchase Price. The purchase price per Share under each Option granted pursuant to this Article shall be 100% of the Fair Market Value per Share on the Option Grant Date.

     8.3 Exercise of Options. Each Option shall be fully exercisable on the Option Grant Date. In no event shall the period of time over which the Option may be exercised exceed ten years from the Option Grant Date. An Option, or portion thereof, may be exercised in whole or in part only with respect to whole Shares.

     Shares shall be issued to the Optionee pursuant to the exercise of an Option only upon receipt by the Corporation from the Optionee of payment in full either in cash or by surrendering (or attesting to the ownership of) Shares together with proof acceptable to the Board that such Shares have been owned by the Optionee for at least six months prior to the date of exercise of the

Option, or a combination of cash and Shares, in an amount or having a combined value equal to the aggregate purchase price for the Shares subject to the Option or portion thereof being exercised. The Shares issued to an Optionee for the portion of any Option exercised by attesting to the ownership of Shares shall not exceed the number of Shares issuable as a result of such exercise (determined as though payment in full therefor were being made in cash) less the number of Shares for which attestation of ownership is submitted. The value of owned Shares submitted (directly or by attestation) in full or partial payment for the Shares purchased upon exercise of an Option shall be equal to the aggregate Fair Market Value of such owned Shares on the day immediately preceding the date of the exercise of such Option.

                    ARTICLE IX - Elective Options and Shares

     Each Non-Employee Director shall be granted elective Options or Shares, or a combination thereof, subject to the following terms and conditions:

     9.1 Time of Grant. On the Annual Grant Date in each year, Options or Shares, or a combination thereof, shall be granted to each Non-Employee Director who, at least six months prior thereto, files with the Board or its designee a written election to receive Options or Shares, or a combination thereof, in lieu of all or a portion of such Non-Employee Director s Annual Retainer payable for services performed as a director during the year commencing on such Annual Grant Date. In the event a Non-Employee Director does not file a written election in accordance with the preceding sentence by reason of becoming a Non-Employee Director after the date which is six months prior to the Annual Grant Date in any year, Options or Shares, or a combination thereof, shall be granted to such Non-Employee Director on the first day (the Delayed Grant Date ) which is six months after the date such Non-Employee Director files with the Board or its designee a written election to receive Options or Shares, or a combination thereof, in lieu of all or a portion of such Non-Employee Director s Annual Retainer; provided, however, that such election may apply only to the portion of such Non-Employee Director s Annual Retainer determined by multiplying such Non-Employee Director s Annual Retainer by a fraction, the numerator of which is the number of days from and including the Delayed Grant Date to and including the last day of the period for which such Annual Retainer would otherwise be payable, and the denominator of which is 365 or 366, as the case may be. An election pursuant to the first sentence of this Section 9.1 may be revoked or changed only on or prior to the date which is six months prior to the following Annual Grant Date. An election pursuant to the second sentence of this Section
9.1 shall be irrevocable.

     9.2 Number and Terms of Options. The number of Shares subject to an Option granted pursuant to this Article shall be the number of whole Shares equal to
(i) the product of four (4) times the portion of the Annual Retainer which the Non-Employee Director has elected pursuant to Section 9.1 shall be payable in Options, divided by (ii) the Fair Market Value per Share on the Option Grant Date. Any fraction of a Share shall be disregarded and the remaining amount of such Annual Retainer shall be paid in cash. The purchase price per Share under each Option granted pursuant to this Article shall be 100% of the Fair Market Value per Share on the Option Grant Date. Each Option granted pursuant to this Article shall be exercisable in accordance with Section 8.3.

     9.3 Number of Shares. The Number of Shares granted pursuant to this Article shall be the number of whole Shares equal to (i) the portion of the Annual Retainer which the Non-Employee Director has elected pursuant to Section
9.1 shall be payable in Shares, divided by (ii) the Fair Market Value per Share on the Stock Award Date. Any fraction of a Share shall be disregarded and the remaining amount of such Annual Retainer shall be paid in cash. Upon an Award of Shares to a Non-Employee Director, the stock certificate representing such Shares shall be issued and transferred to the Non-Employee Director, whereupon the Non-Employee Director shall become a stockholder of the Corporation with respect to such Shares and shall be entitled to vote the Shares.

                      ARTICLE X - Amendment and Termination

     The Board may amend the Plan from time to time or terminate the Plan at any time; provided, however, that no action authorized by this Article shall adversely change the terms and conditions of an outstanding Option without the Optionee s consent and, subject to Article XI, the number of Shares subject to an Option granted under the Plan, the purchase price therefor, the date of grant of any such Option and the termination provisions relating to such Option, shall not be amended more than once every six months, other than to comply with changes in the Internal Revenue Code of 1986, as amended, or any successor law, or the Employee Retirement Income Security Act of 1974, as amended, or any successor law, or the rules and regulations thereunder.

                       ARTICLE XI - Adjustment Provisions

     11.1 If the Corporation shall at any time change the number of issued Shares without new consideration to the Corporation (such as by stock dividend, stock split, recapitalization, reorganization, exchange of shares, liquidation, combination or other change in corporate structure affecting the Shares) or make a distribution of cash or property which has a substantial impact on the value of issued Shares: (i) the total number of Shares reserved for issuance under the Plan shall be appropriately adjusted; (ii) the number of Shares to be issued annually pursuant to Section 8.1 shall be appropriately adjusted; and (iii) the number of Shares covered by each outstanding Option and the purchase price per Share under each outstanding Option and the number of Shares underlying Options to be issued annually pursuant to Section 8.1 shall be adjusted so that the aggregate consideration payable to the Corporation and the value of each such Option shall not be changed.

     11.2 Notwithstanding any other provision of the Plan, and without affecting the number of Shares reserved or available hereunder, the Board shall authorize the issuance, continuation or assumption of outstanding Options or provide for other equitable adjustments after changes in the Shares resulting from any merger, consolidation, sale of assets, acquisition of property or stock, recapitalization, reorganization or similar occurrence in which the Corporation is the continuing or surviving corporation, upon such terms and conditions as it may deem necessary to preserve Optionees rights under the Plan.

     11.3 In the case of any sale of assets, merger, consolidation or combination of the Corporation with or into another corporation other than a transaction in which the Corporation is the continuing or surviving corporation and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof (an Acquisition ), any Optionee who holds an outstanding Option shall have the right (subject to the provisions of the Plan and any limitation applicable to the Option) thereafter and during the term of the Option, to receive upon exercise thereof, the Acquisition Consideration (as defined below) receivable upon the Acquisition by a holder of the number of Shares which would have been obtained upon exercise of the Option or portion thereof, as the case may be, immediately prior to the Acquisition. The term Acquisition Consideration shall mean the kind and amount of shares of the surviving or new corporation, cash, securities, evidence of indebtedness, other property or any combination thereof receivable in respect of one Share of the Corporation upon consummation of an Acquisition.

                          ARTICLE XII - Effective Date

     The Plan shall be submitted to the stockholders of the Corporation for approval and, if approved by the affirmative votes of the holders of a majority of the securities of the Corporation present, or represented, and entitled to vote at the 1996 annual meeting of stockholders (the 1996 Meeting ), shall become effective as of the date of the 1996 Meeting (the Effective Date ). If stockholder approval is not obtained at the 1996 Meeting, the Plan shall be nullified.

                                                                      Exhibit 5

                                  June 5, 1996

The Board of Directors
CRIIMI MAE Inc.
11200 Rockville Pike
Rockville, Maryland

     Re:  Registration Statement on Form S-8

Gentlemen:

     We have acted as counsel to CRIIMI MAE Inc., a Maryland corporation (the "Company"), with respect to the Company's Registration Statement on Form S-8 (the "Registration Statement") filed under the Securities Act of 1933, as
amended (the   Securities Act ), with the Securities and Exchange Commission, covering the issuance and sale from time to time of 500,000 shares of Common Stock of the Company, par value $.01 per share (the Common Shares ), pursuant to the Company s 1996 Non-Employee Director Stock Plan (the Plan ).

     As counsel to the Company, we have examined the Company's Articles of Incorporation and such Company records, certificates and other documents and relevant statutes, regulations, published rulings and such questions of law as we considered necessary or appropriate for the purpose of this opinion.

     In our examination, we have assumed the authenticity of original documents, the accuracy of copies and the genuineness of signatures. We have relied upon the representations and statements of officers and other representatives of the Company with respect to the factual determinations underlying the legal conclusions set forth herein. We have not attempted to verify independently such representations and statements.

     Based on the foregoing, and subject to the assumptions and qualifications stated herein, we are of the opinion that:

     1. The Common Shares being registered under the Registration Statement have been duly authorized by all necessary corporate action.

     2. The Common Shares, when issued, delivered and paid for in accordance with the terms of the Plan, as set forth in the Registration Statement, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm in the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules promulgated thereunder.

     This opinion is rendered solely for your benefit in connection with the transactions described above upon the understanding that we are not hereby assuming any professional responsibility to any other person. Except as provided in the preceding paragraph, this opinion may not be relied upon by any other person and this opinion may not be used, disclosed, quoted, filed with a governmental agency or otherwise referred to without our express prior written consent. The opinions expressed in this letter are limited to the matters expressly set forth herein, and no other opinions should be inferred beyond the matters expressly stated herein.

                         Very truly yours,

                         SWIDLER & BERLIN, CHARTERED

                                                            Exhibit 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated February 14, 1996 included in CRIIMI MAE Inc.'s Form 10-K for the year ended December 31, 1995 and to all references to our Firm included in this Registration Statement.

/s/ Arthur Andersen


Washington, D.C.
June 7, 1996